FHLBANK TOPEKA ANNOUNCES FIRST QUARTER 2010 EARNINGS

April 29, 2010 – FHLBank Topeka (FHLBank) announces its operating results for first quarter 2010. FHLBank reported a ($29.6) million net loss for the quarter ending March 31, 2010. FHLBank expects to file its Form 10-Q for the first quarter ending March 31, 2010, with the Securities and Exchange Commission (SEC) on May 12, 2010.

President’s Comments

“We are pleased to announce robust core income for the first quarter,” noted Andrew J. Jetter, president and CEO of FHLBank Topeka, “continuing our track record of strong and steady core earnings. We are, however, reporting a GAAP loss for the quarter driven largely by the accounting treatment of interest rate caps we purchase to protect us against the risk of higher interest rates. The mark-to-market on the caps creates some volatility in our accounting earnings from period to period that is not reflective of our core income. We believe it is important to minimize our core income exposure to changes in interest rates even if that creates increased accounting income volatility. We will continue to use core income as a key measure in assessing our financial performance and determining dividend levels.”

Net Income

Net income (loss) for first quarter 2010 computed in accordance with U.S. generally accepted accounting principles (GAAP) was $(29.6) million versus $60.9 million for first quarter 2009. The primary cause of the change in GAAP net income (loss) was net gains (losses) on derivatives and hedging activities, which includes the mark-to-market on interest rate caps. In the first quarter of 2010, the FHLBank recorded net losses of $(85.4) million on derivatives and hedging activities while the FHLBank recorded net gains of $19.8 million on derivatives and hedging activities in the first quarter of 2009. A discussion of the FHLBank’s use of purchased interest rate caps as risk management tools for caps embedded in variable rate Agency mortgage-backed securities can be located in the FHLBank’s 2009 Form 10-K, which is available on the SEC Web site (www.sec.gov).

GAAP versus Core Income and Core Return on Equity

As part of evaluating its financial performance, FHLBank adjusts net income reported in accordance with GAAP for the impact of: (1) Affordable Housing Program (AHP) and Resolution Funding Corporation (REFCORP) assessments; (2) items related to derivatives and hedging activities; and (3) other irregular or non-recurring items such as prepayment fees, gain/loss on retirement of debt and gain/loss on securities. The result is referred to as core income, which is not defined within GAAP. Core income is used to compute a core return on equity (ROE) that is then compared to the average overnight Federal funds effective rate. Because FHLBank is basically a “hold-to-maturity” investor and does not trade derivatives or investments, management believes that core income and core ROE are important to understanding its operating results and provide a meaningful period-to-period comparison in contrast to GAAP income, and ROE based on GAAP income, which can vary significantly because of derivative and hedging activities and other items that may not recur. Hedge accounting affects the timing of income or expense from derivatives and their related assets and liabilities hedged, but not the economic income or expense from these derivatives. For example, interest rate caps are purchased with an upfront cost to provide protection against the risk of rising interest rates. These instruments are then marked to market each month. Although the value of the caps have declined in the first quarter 2010, the value of the interest rate caps will equal zero at maturity, and derivative accounting only affects the periods in which the cost of the caps is effectively expensed through periodic mark-to-market adjustments. In other words, since the cost of the interest rate caps is effectively expensed over the lives of the caps (maximum cost of caps fixed when purchased, worth zero at maturity), expensing more of the cost in the first quarter 2010 through the mark-to-market will result in lower expenses related to the caps in future periods until they mature. However, because of the monthly mark-to-market on the caps, the FHLBank’s GAAP income will continue to be subject to volatility from quarter to quarter as both gains and losses on the caps are likely to be recorded in future periods.

	Three months ended
	March 31,
	(Amounts in thousands)
	2010	2009
Net Income (Loss), as reported under GAAP	$(29,590)	$60,864
REFCORP/AHP Assessments	0	22,012

Income (Loss) before REFCORP/AHP Assessments	(29,590)	82,876
Hedging-related & Non-recurring Adjustments[1]	81,689	(30,396)

Non-GAAP Core Income Before Assessments	$52,099	$52,480

[1]	The 2010 and 2009 amounts include “Prepayment fees on terminated advances,” “Net gain (loss) on trading securities,” and “Net gain (loss) on derivatives and hedging activities” directly from FHLBank’s March 31, 2010, Statements of Income.

FHLBank uses core ROE compared to the average Federal funds rate as a key measure of effective use and management of members’ capital.

	Months ended
	March 31,
	(Amounts in thousands)
	2010	2009
Average GAAP Capital for the period	$1,946,747	$2,322,980
ROE, based upon GAAP Income (Loss) Before Assessments	(6.16)%	14.47%
Core ROE, based upon Core Income Before Assessments	10.85%	9.16%
Average Overnight Federal Funds Effective Rate (FF Rate)	0.14%	0.19%
Core ROE as a Spread to average FF Rates	10.71%	8.97%

Attached are highlights from the unaudited Statements of Condition and Statements of Income for the quarters ending March 31, 2010 and 2009.

The Form 10-Q for the first quarter ending March 31, 2010, will be available on the SEC Web site (www.sec.gov), as well as the FHLBank’s Web site (www.fhlbtopeka.com), as soon as FHLBank files it in May 2010.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “believes,” “will” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	March 31,	December 31,	March 31,
	2010	2009	2009
Statements of Condition (as of period end)
Investments[1]	$16,652,463	$ 16,347,941	$21,592,347
Advances	22,210,991	22,253,629	27,014,796
Mortgage loans held for portfolio, net	3,363,446	3,333,784	3,113,801
Total assets	42,458,391	42,631,611	51,922,782
Deposits	1,779,805	1,068,757	1,644,993
Consolidated obligations, net[2]	38,095,452	39,111,634	47,443,443
Total liabilities	40,542,705	40,685,701	49,782,481
Total capital stock	1,626,688	1,602,696	1,935,655
Retained earnings	315,138	355,075	210,644
Total capital	1,915,686	1,945,910	2,140,301
Regulatory capital[3]	1,958,787	1,980,208	2,176,002
Statements of Income (for the quarter ended)
Interest income	$ 157,217		$262,037
Interest expense	94,270		200,244
Net interest income	62,947		61,793
Provision for credit losses on mortgage loans	759		10
Portion of other-than-temporary impairment losses on held-to-maturity securities recognized in earnings[4]	1,432		41
Net gain (loss) on derivatives and hedging activities	(85,383)		19,770
Net gain (loss) on trading securities	3,325		9,873
Other income (loss)	2,171		2,159
Other expenses	10,459		10,668
Income (loss) before assessments	(29,590)		82,876
AHP assessments	0		6,796
REFCORP assessments	0		15,216
Total assessments	0		22,012
Net income (loss)	(29,590)		60,864
Weighted average dividend rate[5]	2.88%		2.31%

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits and Federal funds sold.
[2]	Consolidated obligations are bonds and discount notes that the FHLBank is primarily liable to repay.
[3]
Regulatory capital is defined as the sum of the FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses.
Permanent capital is defined as the amount paid in for Class B stock plus the amount of the FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]
Two private-label mortgage-backed securities (PLMBS) were identified as other-than-temporarily impaired for the first time during the quarter ended March 31, 2010. FHLBank also recognized additional credit losses on five PLMBS previously identified as other-than-temporarily impaired. The combined result was a total loss on other-than-temporarily impaired held-to-maturity securities of $17.4 million of which $1.4 million related to estimated credit losses (recognized in earnings). Losses in excess of estimated credit losses are recognized in accumulated other comprehensive income. During the quarter ended March 31, 2009, one PLMBS was identified as other-than-temporarily impaired for the first time resulting in a total loss on other-than-temporarily impaired held-to-maturity securities of $1.1 million of which less than $0.1 million related to estimated credit losses.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.